[DESCRIPTION] EXHIBIT 21



             POLICY MANAGEMENT SYSTEMS CORPORATION'S
                          As of 12/31/96


                SUBSIDIARY                    JURISDICTION OF INCORPORATION
               NAME                               OR ORGANIZATION

PMSI, L.P.                                    Texas Limited
Partnership
Cybertek Solutions, L.P.                           Texas Limited
Partnership
Policy Management Corporation                      South Carolina
Policy Management Systems International, Ltd.           Delaware
ViLink Corporation                                 Delaware
Policy Management Systems Canada, Ltd.                  Canada
CYBERTEK Corporation                               Texas
Policy Management Systems Investment, Inc.              Delaware
Policy Management Systems (Germany) GmbH           Germany
Policy Management Systems (Barbados), Ltd.              Barbados
Policy Management Systems osterreich GmbH               Austria
Policy Management Systems Norden A.S.                   Norway
PMS Asia-Pacific Pty Limited                       Australia
PMS Creative Limited                          United Kingdom
PMS Asia Pacific Limited                           Hong Kong
Information Services Holding, Inc.                      Delaware
Life Software Holding, Inc.                             Delaware
Software Services Holding, Inc.                         Delaware
PMS micado Software Consult GmbH                   Germany
Policy Management Systems Norden Aktiebolag             Sweden
Policy Management Systems Norden Anpartsselskap         Denmark
Creative Computer Systems Pty Limited                 Australia
Creative Solutions BV                              The Netherlands
Creative Software Development Limited                   United Kingdom
PMS Creative SA (Proprietary) Limited                   South Africa
Creative Insurance Services Limited                     United Kingdom
Policy Management Systems Europe, Limited               United Kingdom
PMS micado ProduktSysteme Gesellschaft fur EDVVetrieb mbH    Germany
Software Consult micado AG                         Germany
Portsmouth I.T. Services Limited                        United Kingdom
PMS Asia-Pacific (NZ) Limited                      New Zealand
Policy Management Systems India (P) Limited             India